EXHIBIT 99.1

                                     FORM 11-K


                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549


 X             Annual Report Pursuant to Section 15(d) of the
                  Securities Exchange Act of 1934 [Fee Required]
                    For the Fiscal Year Ended December 31, 1995

___             Transition Report Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934 [No Fee Required]
             For the Transition Period From ___________ To __________



                           Commission File Number 1-5502



                           ZURN RETIREMENT SAVINGS PLAN
                             (Full title of the Plan)



                               ZURN INDUSTRIES, INC.
                     One Zurn Place, Erie, Pennsylvania 16505
       (Name and address of issuer of securities held pursuant to the Plan)






















Pension Committee
Zurn Industries, Inc.
Erie, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of the Zurn Retirement Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Zurn Retirement Savings Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes at December 31, 1995 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                     /s/ Pashke Twargowski & Lee

Erie, Pennsylvania
June 21, 1996










STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

ZURN RETIREMENT SAVINGS PLAN




                                                          December 31
                                                     1995            1994
ASSETS
Investments in T. Rowe Price Funds:
  U.S. Treasury Money                             $2,608,541      $2,232,858
  U.S. Treasury Intermediate                          69,515          26,922
  New Income                                         658,843         445,518
  Balanced                                           223,059          58,186
  Capital Appreciation                             2,871,205       2,070,228
  Equity Index                                     2,582,553       1,611,665
  International Stock                                424,092         306,343
  OTC                                                205,270          84,488
                                                   9,643,078       6,836,208
Contributions receivable                              24,080          30,369
Participants' loans                                  210,856         126,543

NET ASSETS AVAILABLE FOR BENEFITS                 $9,878,014      $6,993,120



See notes to financial statements.


























STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995

                                                               T. Rowe Price Funds
                                          U.S. Treasury               New                          Capital
                                      Money       Intermediate       Income         Balanced     Appreciation
ADDITIONS
Investment income:
 Dividends                         $  125,150      $    3,260      $   36,488      $    7,590      $  224,572
 Net appreciation in
   value of investments                                 4,035          53,407          21,570         270,135
                                      125,150           7,295          89,895          29,160         494,707
Participants' contributions           538,334          80,697         161,506          76,928         508,542
Participants' loan interest             2,972           1,006             577           1,036           3,788
  TOTAL ADDITIONS                     666,456          88,998         251,978         107,124       1,007,037

BENEFITS PAID TO PARTICIPANTS         275,850             764          52,008           3,998         128,003

 NET ADDITIONS                        390,606          88,234         199,970         103,126         879,034

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   2,232,858          26,922         445,518          58,186       2,070,228
Transfers                             (14,923)        (45,641)         13,355          61,747         (78,057)
End of year                        $2,608,541      $   69,515      $  658,843      $  223,059      $2,871,205



See notes to financial statements.






                                                      -4-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - Continued

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1995

                                               T. Rowe Price Funds
                                     Equity      International
                                     Index           Stock             OTC            Other           Total
ADDITIONS
Investment income:
 Dividends                         $   99,425      $   12,780      $   23,671                      $  532,936
 Net appreciation in
   value of investments               553,875          25,783          14,782                         943,587
                                      653,300          38,563          38,453                       1,476,523
Participants' contributions           444,790         120,500          53,309      $   (6,289)      1,978,317
Participants' loan interest             4,871             530              55                          14,835
  TOTAL ADDITIONS                   1,102,961         159,593          91,817          (6,289)      3,469,675

BENEFITS PAID TO PARTICIPANTS         117,529           3,424           1,476           1,729         584,781

 NET ADDITIONS (DEDUCTIONS)           985,432         156,169          90,341          (8,018)      2,884,894

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   1,611,665         306,343          84,488         156,912       6,993,120
Transfers                             (14,544)        (38,420)         30,441          86,042
End of year                        $2,582,553      $  424,092      $  205,270      $  234,936      $9,878,014



See notes to financial statements.






                                                      -5-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1994

                                                               T. Rowe Price Funds
                                          U.S. Treasury               New                          Capital
                                      Money       Intermediate       Income         Balanced     Appreciation
ADDITIONS
Investment income (loss):
 Dividends                         $   70,445      $    1,039      $   29,592      $    2,978      $  163,988
 Net (depreciation) in
   value of investments                                (1,474)        (37,461)         (3,411)        (96,013)
                                       70,445            (435)         (7,869)           (433)         67,975
Participants' contributions           572,980          11,123         193,726          18,455         556,320
Participants' loan interest             1,488                             473                           1,822
  TOTAL ADDITIONS                     644,913          10,688         186,330          18,022         626,117

BENEFITS PAID TO PARTICIPANTS         160,548                           7,719           2,499          80,112

 NET ADDITIONS                        484,365          10,688         178,611          15,523         546,005

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   1,893,688                         364,646                       1,596,947
Transfers                            (145,195)         16,234         (97,739)         42,663         (72,724)
End of year                        $2,232,858      $   26,922      $  445,518      $   58,186      $2,070,228



See notes to financial statements.






                                                      -6-
/TABLE

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS - Continued

ZURN RETIREMENT SAVINGS PLAN

Year Ended December 31, 1994

                                               T. Rowe Price Funds
                                     Equity      International
                                     Index           Stock             OTC            Other           Total
ADDITIONS
Investment income (loss):
 Dividends                         $   59,665      $   18,785      $    8,722                      $  355,214
 Net (depreciation) in
   value of investments               (41,456)        (28,283)         (8,332)                       (216,430)
                                       18,209          (9,498)            390                         138,784
Participants' contributions           447,897          72,005          26,142      $   (1,693)      1,896,955
Participants' loan interest             1,874             548              29                           6,234
  TOTAL ADDITIONS                     467,980          63,055          26,561          (1,693)      2,041,973

BENEFITS PAID TO PARTICIPANTS          84,853           4,111             390           1,745         341,977

 NET ADDITIONS (DEDUCTIONS)           383,127          58,944          26,171          (3,438)      1,699,996

NET ASSETS AVAILABLE FOR BENEFITS
Beginning of year                   1,332,328                                         105,515       5,293,124
Transfers                            (103,790)        247,399          58,317          54,835
End of year                        $1,611,665      $  306,343      $   84,488      $  156,912      $6,993,120



See notes to financial statements.






                                                      -7-
/TABLE

NOTES TO FINANCIAL STATEMENTS

ZURN RETIREMENT SAVINGS PLAN

December 31, 1995


PLAN DESCRIPTION

The Zurn Retirement Savings Plan is a defined contribution plan providing retirement benefits through participant-directed investments to participants in the Zurn Industries Retirement Plan and Cosco Fire Protection Plan for Salaried Employees. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Company has agreed to contribute participants' elective deferrals of up to 20% of eligible compensation. Participants also may contribute non-taxed distributions from other employers' qualified plans and they may borrow from their accounts subject to specified limitations.

Information about the Plan agreement and the benefit provisions is contained in the "Summary Plan Description" which may be obtained from Zurn Industries, Inc., the Plan Administrator.


SIGNIFICANT ACCOUNTING POLICIES

T. Rowe Price Investments The investments are stated at market value as determined by the funds.

Investment Transactions Investment transactions are recorded as of the date the order to buy or sell is executed with realized gains and losses being included in investment income as a component of the net appreciation (depreciation) in the value of investments.

Participants' Loans Participants' loans are stated at the principal amount due from the participants.

Dividends  Dividend income is recognized on the ex-dividend date.

Expenses  Administrative expenses are paid by the Plan Administrator.


INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator is not aware of any course of action or series of events that might adversely affect the Plan's qualified status.


SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

ZURN RETIREMENT SAVINGS PLAN

December 31, 1995


ASSETS OWNED AT YEAR-END
                                                  Cost      Current Value
T. Rowe Price Funds:
  U.S. Treasury Money                       $2,608,540         $2,608,541
  U.S. Treasury Intermediate                    67,037             69,515
  New Income                                   635,976            658,843
  Balanced                                     205,290            223,059
  Capital Appreciation                       2,623,516          2,871,205
  Equity Index                               2,008,677          2,582,553
  International Stock                          420,724            424,092
  OTC                                          198,867            205,270

Participants' loans - 7% to 10% interest           -0-            210,856

































                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Pension Committee of Zurn Industries, Inc. has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             ZURN RETIREMENT SAVINGS PLAN
                                             (Plan)



June 21, 1996                                /s/ James A. Zurn
                                             James A. Zurn, Chairman
                                             Pension Committee of
                                               Zurn Industries, Inc.





































                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-00823 pertaining to the Zurn Retirement Savings Plan of our report dated June 21, 1996 with respect to the financial statements and supplemental schedule included in the Annual Report on Form 11-K of the Zurn Retirement Savings Plan.

                                             /s/ Pashke Twargowski & Lee



Erie, Pennsylvania
June 21, 1996







































                                     -11-